Exhibit 4.4

AMENDMENT NO. 2 TO

REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 2 TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is entered into as of May 1, 2007, among Clean Energy Fuels Corp., a Delaware corporation f/k/a ENRG, Inc. (the “Company”), and the undersigned holders of capital stock of the Company.

BACKGROUND

A.            In connection with a proposed initial public offering of the Company’s Common Stock (the “IPO”), the holders of registration rights (the “Existing Registration Rights Holders”) under the Registration Rights Agreement dated December 31, 2002, among the Existing Registration Rights Holders and the Company (the “Rights Agreement”), amended the Rights Agreement in accordance with the Amendment No. 1 to Registration Rights Agreement dated August 8, 2006 (“Amendment No. 1”), among the Existing Registration Rights Holders, the Company, the Company Designees (defined below) and the Pickens Transferees (defined below).

B.            Pursuant to Amendment No. 1, the Company and the Existing Registration Rights Holders granted registration rights to (i) certain stockholders who are employees or directors of the Company listed under the caption “Company Designees” on Exhibit C (the “Company Designees”), and (ii) certain stockholders who purchased or otherwise received shares of the Company’s Common Stock from Boone Pickens listed on Exhibit B (the “Pickens Transferees”). However, the registration rights granted under Amendment No. 1 expired on December 31, 2006, in accordance with Section 1(f) of Amendment No. 1, and the Company Designees and Pickens Transferees ceased to be parties to the Rights Agreement at that time.

C.            Given the expiration of registration rights described above, the Existing Registration Rights Holders desire to amend the Rights Agreement again, pursuant to this Amendment, (i) to allow Madeleine Pickens and the Company Designees to sell shares of Common Stock in the initial closing of the IPO (the “Initial Closing”), as provided in Section 1(b) of this Amendment; and (ii) to allow the Pickens Transferees who sign the Adoption Agreement attached hereto as Exhibit A to sell shares of Common Stock in the over-allotment closing of the IPO (the “Over-Allotment Closing”), as provided in Section 1(c) of this Amendment.

D.            In general, as a result of the transactions contemplated by this Amendment, (i) each Existing Registration Rights Holder is allocating to the Company Designees a portion of such Existing Registration Rights Holder’s right under the Rights Agreement to sell shares of Common Stock in the Initial Closing, (ii) Boone Pickens is allocating to Madeleine Pickens a portion of his right (and potentially his entire right) under the Rights Agreement to sell shares of Common Stock in the Initial Closing, and (iii) Boone Pickens is allocating to the Pickens Transferees his entire right under the Rights Agreement to sell shares of Common Stock in the Over-Allotment Closing, subject to the Madeleine Pickens Over-Allotment Closing Adjustment (defined in Section 1(c) of this Amendment). In light of the registration rights granted to the Company Designees, Madeleine Pickens and the Pickens Transferees pursuant to Section 1 of this Amendment, the Existing Registration Rights Holders acknowledge that their rights to sell shares of Common Stock in the Initial Closing and the Over-Allotment Closing shall be as provided in Section 3 of this Amendment.

E.             For purposes of this Amendment, the “Initial Closing Selling Stockholder Amount” shall mean the number of shares of Common Stock permitted to be sold by selling stockholders in the Initial Closing, as determined by the Company, in its discretion, in consultation with the IPO underwriters. The parties to this Amendment acknowledge and agree as follows with respect to the Initial Closing Selling Stockholder Amount:

•                  The Company, based on current expectations, requires $150,000,000 in gross proceeds from the Initial Closing (the “Company Minimum Proceeds”), which amount is subject to increase.

•                  The Amendment No. 1 to Form S-1 Registration Statement dated March 27, 2007 (File No. 333-137124) relating to the IPO contemplates that $300,000,000 of shares of Common Stock will be sold in the Initial Closing, 50% of which is currently expected to be sold by the Company and 50% of which is currently expected to be sold by the selling stockholders as a group. However, these amounts are subject to change, and the Initial Closing Selling Stockholder Amount may be decreased, in the Company’s discretion in consultation with the IPO underwriters, to ensure that the Company is able to sell a sufficient number of shares of Common Stock to achieve the Company Minimum Proceeds at a public offering price that the Company considers appropriate, in its discretion.

•                  If the IPO is successful and the total number of shares of Common Stock proposed to be sold in the Initial Closing is increased by up to 20% pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (“Rule 462(b)”), only the Company will sell the additional shares of Common Stock resulting from this increase in offering size.

•                  The public offering price of the shares of Common Stock to be sold in the IPO (the “Public Offering Price”) shall be determined primarily based on an auction in which prospective purchasers are required to bid for the shares; provided, however, that the Public Offering Price is ultimately determined by the Company in its discretion in consultation with the IPO underwriters based on the clearing price resulting from the auction, as well as a number of other factors. Based on the auction results and the Public Offering Price, the total number of shares to be sold in the Initial Closing may increase or decrease, and therefore the Initial Closing Selling Stockholder Amount may increase or decrease.

F.             For purposes of this Amendment, the “Over-Allotment Closing Selling Stockholder Amount” shall mean the number of shares of Common Stock permitted to be sold by selling stockholders in the Over-Allotment Closing, as determined by the Company, in its discretion, in consultation with the IPO underwriters. The parties to this Amendment acknowledge that the Over-Allotment Closing Selling Stockholder Amount shall not exceed the product of (i) the total number of shares of Common Stock sold in the Initial Closing (including any additional shares of Common Stock sold pursuant to Rule 462(b)), multiplied by (ii) 15%. The parties to this Amendment acknowledge and agree that the Over-Allotment Closing Selling Stockholder Amount may be less than the amount described in the previous sentence, and also that the Over-Allotment Closing may not occur at all, depending on market circumstances.

G.            The Existing Registration Rights Holders executing this Amendment hold sixty-six percent (66%) or more of the Registrable Shares (as defined in the Rights Agreement) held by all Existing Registration Rights Holders and, therefore, have the power under Section 9 of the Rights Agreement to amend the Rights Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the undersigned holders of capital stock of the Company hereby agree that the Rights Agreement shall be amended as follows:

1.             Adding Parties to Rights Agreement. The undersigned Existing Registration Rights Holders hereby agree that Madeleine Pickens, each of the Company Designees who have signed this Amendment and such Pickens Transferees who sign the Adoption Agreement attached hereto as Exhibit A shall be added as a “Holder” under the Rights Agreement and shall be subject to such terms, conditions, restrictions and obligations as set forth in the Rights Agreement; provided, however, that the rights of Madeleine Pickens, the Company Designees and the Pickens Transferees rights shall be limited as follows:

(a)           Subject to Section 1(e) of this Amendment, Madeleine Pickens, the Company Designees and the Pickens Transferees shall have such rights, restrictions and obligations under the Rights Agreement only in connection with the Company’s IPO and the shares of Common Stock they may sell in the IPO.

(b)           In the Initial Closing:

(i)            the Company Designees as a group shall have the right to sell up to the number of shares of Common Stock equal to the product of (X) the “Pro Rata Percentage” attributable to the Company Designees as set forth on Table 1 of Exhibit C, multiplied by (Y) the Initial Closing Selling Stockholder Amount, rounded to the nearest whole share (the “Company Designee Permitted Shares”);

(ii)           Catherine M. Weaver shall have the right to sell up to 4,500 shares of Common Stock and Barbara A. Johnson shall have the right to sell up to 8,000 shares of Common Stock (such shares collectively, the “Company Designee Fixed Shares”);

(iii)          each Company Designee (other than Catherine M. Weaver and Barbara A. Johnson) shall have the right to sell up to the number of shares of Common Stock equal to the product of (X) the “Pro Rata Percentage” of such Company Designee as set forth across such Company Designee’s name on Table 2 of Exhibit C, multiplied by (Y) the difference of (1) the Company Designee Permitted Shares, less (2) the Company Designee Fixed Shares, rounded to the nearest whole share; and

(iv)          Madeleine Pickens shall have the right to sell up to a number of shares of Common Stock equal to the lesser of (X) 1,000,000 shares of Common Stock, and (Y) the number of shares of Common Stock Boone Pickens is permitted to sell in the Initial Closing as determined pursuant to Section 3(a) of this Amendment (the “Madeleine Pickens Initial Closing Adjustment”); provided, however, that the number of shares of Common Stock to be sold by Boone Pickens in the Initial Closing shall be decreased by the Madeleine Pickens Initial Closing Adjustment.

The shares of Common Stock to be sold by Madeleine Pickens and the Company Designees in the Initial Closing shall be deemed “Registrable Shares” under the Rights Agreement.

(c)           Except for such shares of Common Stock as may be sold by Boone Pickens in accordance with the Madeleine Pickens Over-Allotment Closing Adjustment (defined below), Boone Pickens (including family trusts and other entities controlled by him) has waived the right to sell all of the shares of Common Stock he is otherwise permitted to sell in the Over-Allotment Closing (such shares, the “Pickens Shares”). Each Pickens Transferee (including Madeleine Pickens) was given the right to sell in the Over-Allotment Closing up to that number of shares equivalent to (i) such Pickens Transferee’s “Pro Rata Percentage” set forth on Exhibit B multiplied by (ii) the total number of Pickens Shares. Some Pickens Transferees declined to sell any shares in the Over-Allotment Closing, and those Pickens Shares were re-allocated pro rata to those Pickens Transferees desiring to sell more shares in the Over-Allotment Closing. The final allocation of Pickens Shares (by percentage) amongst the Pickens Transferees is set forth on

Exhibit D. In the Over-Allotment Closing, each of the Pickens Transferees  shall have the right to sell up to the number of shares of Common Stock equal to the product of (i) the “Pro Rata Percentage” of such Pickens Transferee as set forth across such Pickens Transferee’s name on the table set forth on  Exhibit D, multiplied by (ii) the Over-Allotment Closing Selling Stockholder Amount, rounded to the nearest whole share; provided, however, that: (X) Boone Pickens shall have the right to sell in the Over-Allotment Closing a number of shares of Common Stock equal to the product of (1) the “Pro Rata Percentage” of Madeleine Pickens as set forth across her name on the table set forth on Exhibit D, multiplied by (2) the Over-Allotment Closing Selling Stockholder Amount; and (Y) Madeleine Pickens shall have no right to sell shares of Common Stock in the Over-Allotment Closing (such transactions as described in “(X)” and “(Y)” above, the “Madeleine Pickens Over-Allotment Closing Adjustment”). The Pickens Shares shall be deemed “Registrable Shares” for all purposes under the Rights Agreement.

(d)           Madeleine Pickens, the Company Designees and Pickens Transferees shall have no right to transfer or assign any rights under the Rights Agreement.

(e)           Upon consummation of the IPO, the rights of Madeleine Pickens, the Company Designees and Pickens Transferees under the Rights Agreement, including the right to require the Company to register Registrable Shares held by them, shall automatically terminate and Madeleine Pickens, the Company Designees and Pickens Transferees shall have no further rights under the Rights Agreement other than as set forth in Sections 8 (a), (c), and (d); provided, however, that Madeleine Pickens, each Company Designee and each Pickens Transferee shall continue to be bound by such obligations and liabilities under the Rights Agreement in connection with their participation in the Company’s IPO, including, but not limited to, the indemnification obligations of Madeleine Pickens, the Company Designees and the Pickens Transferees under Section 8 of the Rights Agreement.

(f)            If the IPO is not consummated for any reason by December 31, 2007, then the rights and obligations of Madeleine Pickens, the Company Designees and Pickens Transferees under the Rights Agreement effected by this Amendment shall automatically terminate on that date, they shall no longer be parties to the Rights Agreement and they shall not have the right to sell any of their shares in a Company offering.

2.             Assumption of Obligations. Madeleine Pickens and each undersigned Company Designee by his or her signature to this Amendment, and each Pickens Transferee by such Pickens Transferee’s signature to the Adoption Agreement, agrees to be bound by the terms, conditions, restrictions and obligations as a Holder under the Rights Agreement with the same force and effect as if Madeleine Pickens such Company Designee, or such Pickens Transferee were originally a party thereto, including, but not limited to the requirements set forth in Sections 5 and 6 of the Rights Agreement and the indemnification obligations set forth in Section 8 of the Rights Agreement. Madeleine Pickens, each Company Designee and each Pickens Transferee acknowledges, however, that their rights under the Rights Agreement are subject to the restrictions and limitations set forth in Section 1 of this Amendment.

3.             Resulting Participation Rights in IPO for Existing Registration Rights Holders. In light of the registration rights granted to Madeleine Pickens, the Company Designees and the Pickens Transferees pursuant to Section 1, the Existing Registration Rights Holders acknowledge and agree as follows with respect to their participation rights in the IPO:

(a)           In the Initial Closing, each Existing Registration Rights Holder shall have the right to sell up to the number of shares of Common Stock equal to the product of (i) the “Pro Rata Percentage” attributable to such Existing Registration Rights Holder as set forth across such Existing Registration Rights Holder’s name on Table 1 set forth on  Exhibit C, multiplied by (ii) the Initial Closing Selling Stockholder Amount, rounded to the nearest whole share.

(b)           In the Over-Allotment Closing, each Existing Registration Rights Holder shall have the right to sell up to the number of shares of Common Stock equal to the product of (i) the “Pro Rata Percentage” attributable to such Existing

Registration Rights Holder as set forth across such Existing Registration Rights Holder’s name on the table set forth on Exhibit D, multiplied by (ii) the Over-Allotment Closing Selling Stockholder Amount, rounded to the nearest whole share.

4.             Cutbacks. Notwithstanding anything in this Amendment to the contrary, if the number of shares of Common Stock the Holders may sell overall is cut back in the Initial Closing or the Over-Allotment Closing, as applicable, pursuant to Section 5 of the Rights Agreement, each Holder shall be cut back pro rata in accordance with such Holder’s “Pro Rata Percentage,” as shown on Exhibit C and Exhibit D; provided, however, that, regardless of any such cutback (so long as the Holders are not cut back completely), (i) Catherine M. Weaver and Barbara A. Johnson shall continue to be able to sell in the Initial Closing a number of shares equal to the Company Designee Fixed Shares, and (ii) the Madeleine Pickens Initial Closing Adjustment shall continue to be made.

5.             Termination of Voting Proxy. Boone Pickens agrees that the irrevocable voting proxies he received pursuant to Section 5 of that certain Stock Purchase and Buy-Sell Agreement, dated February 1, 2006 (“Buy-Sell Agreement”), shall, contingent and effective upon the occurrence of the Initial Closing, automatically and forever terminate with respect to all shares of Common Stock that are subject to such irrevocable voting proxies, with the effect that those shares of Common Stock shall thereafter be free from any voting restrictions imposed by the Buy-Sell Agreement and the irrevocable voting proxies.

6.             Amendment to Rights Agreement. Section 2 of the Rights Agreement is amended to read in its entirety as follows:

Company Registration. If (but without any obligation whatsoever to do so) the Company in its sole discretion proposes to register any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than (i) a registration relating to the sale of securities to participants in a Company stock or other compensation plan, or (ii) a Commission Rule 145 transaction), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall cause to be registered under the Securities Act all of the Registrable Shares that each such Holder has requested to be registered subject to the underwriter cutback and other provisions of Section 5 hereof and elsewhere in this Agreement; provided, however, that, with respect to the Company’s first Qualified Public Offering, the Holders, as a group, shall have the right to sell in such offering only such number of  Registered Shares as may be permitted by the Company, in its discretion, in consultation with the underwriters, and that such aggregate amount available for sale by the Holders shall be allocated among them as set forth in Amendment No. 2 to this Agreement.

7.             Remainder of Rights Agreement Unchanged. Except as amended by this Amendment, the Rights Agreement shall otherwise remain in full force and effect. Any further amendment to the Rights Agreement or this Amendment shall require the consent of the Existing Registration Rights Holders holding sixty-six percent (66%) or more of the Registrable Shares per Section 9 of the Rights Agreement, and any such amendment shall be binding on the Company Designees and Pickens Transferees.

8.             Governing Law. This Amendment shall be governed by and construed under the laws of the State of Delaware, without regard to its conflicts of laws provisions.

9.             Counterparts. This Amendment may be executed in two or more original, facsimile or .PDF counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.           Entire Agreement. This Amendment, including the exhibits and the “Background” section, all of which are incorporated herein by reference, together with the Rights Agreement, constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof or thereof and supersede all prior agreements and undertakings by or among the parties, both written and oral, among the parties, or any of them, with respect to the subject matter hereof or thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS OF WHICH, the undersigned Holders and the Company have executed this Amendment as of the day and year first above written.

CLEAN ENERGY FUELS CORP.,
a Delaware corporation

By
Andrew J. Littlefair
President and Chief Executive Officer

EXISTING REGISTRATION RIGHTS HOLDERS:

PERSEUS ENRG INVESTMENT, L.L.C	WESTPORT INNOVATIONS, INC.

By:	By:

Name:	Name:

Title:	Title:

Boone Pickens	Alan P. Basham

Madeleine Pickens

COMPANY DESIGNEES:

Andrew J. Littlefair	Peter J. Grace

James N. Harger	Dennis Ding

Richard R. Wheeler	Barbara Johnson

Mitchell W. Pratt	Catherine Weaver

Warren Mitchell	John Herrington

Joseph B. Powers

EXHIBIT A

ADOPTION AGREEMENT

(for Pickens Transferees)

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned transferee of stock of Clean Energy Fuels Corp. (the “Company”). The undersigned agrees that the undersigned is being granted certain registration rights to sell shares of Company stock received from Mr. Pickens in the Company’s IPO and that these rights are subject to the terms and conditions of the Registration Rights Agreement dated as of December 31, 2002 (the “Registration Rights Agreement”), among the Company and certain other stockholders of the Company, and the Amendment No. 2 to the Registration Rights Agreement dated as of May 1, 2007 (“Amendment No. 2”), and attached to this Adoption Agreement. The undersigned acknowledges receipt of a copy of the Registration Rights Agreement and Amendment No. 2, and agrees to be bound by them in accordance with their terms.

EXECUTED AND DATED           , 2007.

Print name of stockholder as it appears on certificate

Authorized Signature

Title, if applicable

Address:

Telephone

Facsimile

E-mail

A-1

Exhibit B

Pickens Transferees

Name	Shares Held	Pro Rata %*

Littlefair, Andrew J.	150,000	2.49%
Harger, James N.	200,000	3.32%
Pratt, Mitchell W.	55,000	0.91%
Mitchell, Warren I.	100,000	1.66%
J & L Herrington 2002 Family Tr.	250,000	4.15%
Boone Pickens Interests Ltd.	1,000,000	—
Assheim, Glen David	5,000	0.08%
Bassett, Ronald D.	100,000	1.66%
G. Michael Boswell IRA - FCC Cus.	50,000	0.83%
Bradshaw, Brian	50,000	0.83%
Campbell, Drew A.	25,000	0.42%
Carlin, Marti J.	25,000	0.42%
Delile, Denise	2,000	0.03%
Ding, Denis C.K.	10,000	0.17%
Geymuller, Sally	25,000	0.42%
Glover, Garnet D.	8,000	0.13%
Grant, Dick	25,000	0.42%
M & R Ventures, LLC	1,000,000	16.61%
Lindholm, Chad M.	2,500	0.04%
Meaney, David W.	5,000	0.08%
Oberg, Eric	100,000	1.66%
Perkins, Stephen R.	25,000	0.42%
Pickens, Madeleine	3,000,000	49.84%
Powers, Joseph B.	2,500	0.04%
Price, Bretta	500	0.01%
Riley, Mark J.	1,000	0.02%
Ross, Michael	50,000	0.83%
Rosser, Jack E.	25,000	0.42%
Stillwell, Robert L.	100,000	1.66%
Szewczyk, Aleksander A.	100,000	1.66%
Tillett, Danny	25,000	0.42%
Whisler, Jon N.	2,600	0.04%
Plewes, John	50,000	0.83%
Plewes, Dominique	50,000	0.83%
Stovall, Deborah	100,000	1.66%
Zoller, Pamela Pickens	100,000	1.66%
Cordia, Elizabeth P.	100,000	1.66%
Frenkel, Eugene	50,000	0.83%
Penrod, Christine	50,000	0.83%
TOTAL	7,019,100
less Boone Pickens Interests	(1,000,000)
	6,019,100	100.00%

*Shares purchased by Boone Pickens Interests Ltd. are excluded when calculating the pro rata percentage.

B-1

Exhibit C

Allocation of Selling Stockholder

Shares in Initial Closing

TABLE 1 – ALLOCATION OF INITIAL CLOSING SELLING STOCKHOLDER SHARES AMONG SELLING STOCKHOLDERS

Name of Stockholder	Pro Rata Percentage

Existing Registration Rights Holders

Boone Pickens (1)	58.578620%

Perseus ENRG Investment, L.L.C.	22.740690%

Westport Innovations Inc.	7.205490%

Al Basham	1.258860%

Sub Total:	89.783660%

“Company Designees”	10.216340%

GRAND TOTAL:	100.000000%

TABLE 2 – ALLOCATION OF COMPANY DESIGNEE PERMITTED SHARES AMONG COMPANY DESIGNEES

Name of Stockholder	Pro Rata Percentage

Company Designees

Andrew J. Littlefair	45.877055%

James N. Harger	17.542702%

Mitchell W. Pratt	9.105126%

Richard R. Wheeler	13.418080%

Catherine M. Weaver	*[4,500 shares]

Joseph B. Powers	3.514259%

Denis C. K. Ding	2.396086%

Peter J. Grace	2.396086%

Barbara A. Johnson	*[8,000 shares]

Warren I. Mitchell	5.111650%

John Herrington	0.638956%

GRAND TOTAL:	100.000000%

*Catherine M. Weaver and Barbara A. Johnson are entitled to sell a number of shares equal to the Company Designee Fixed Shares. See Section 1(b) of Amendment.

(1) Madeleine Pickens

Madeleine Pickens shall have the right to sell the lesser of (i) 1,000,000 shares, and (ii) the number of shares Boone Pickens is permitted to sell in the Initial Closing; and the shares Boone Pickens shall have the right to sell shall be reduced by the same amount. See Section 1(b) of Amendment.

C-1

Exhibit D

Allocation of Selling Stockholder

Shares in Over-Allotment Closing

TABLE 1 – ALLOCATION OF SHARES AMONG SELLING STOCKHOLDERS

Name of Stockholder	Pro Rata Percentage

Existing Registration Rights Holders

Boone Pickens(1)	73.272000%

Perseus ENRG Investment, L.L.C.	19.478067%

Westport Innovations Inc.	6.171700%

Al Basham	1.078233%

Total:	100.000000%

Pickens Transferees(2)

Andrew J. Littlefair	1.976367%

James N. Harger	2.635167%

Mitchell W. Pratt	0.724667%

Warren I. Mitchell	1.317567%

J.L. Herrington 2002 Family Trust	3.293967%

Glen David Aasheim	0.065867%

Ronald D. Bassett	1.317567%

G. Michael Boswell IRA — FCC Cust.	0.658800%

(1)          Shares allocated to Pickens Transferees, as set forth below.

(2)          The allocation of shares amongst Pickens Transferees reflects that certain Pickens Transferees declined to sell in the Over Allotment the pro rata amount of shares available to them (as set forth on Exhibit B); and these shares were re-allocated pro rata to Pickens Transferees desiring to sell more shares.

D-1

Name of Stockholder	Pro Rata Percentage

Brian Bradshaw	0.658800%

Drew A. Campbell	0.329400%

Marti J. Carlin	0.329400%

Denise Delile	0.026367%

Denis C. K. Ding	0.131767%

Sally Geymuller	0.329400%

Dick Grant	0.329400%

M&R Ventures, LLC	13.175800%

Chad M. Lindholm	0.032933%

Eric Oberg	1.317567%

Stephen R. Perkins	0.329400%

Madeleine Pickens(3)	40.577530%

Joseph B. Powers	0.032933%

Bretta Price	0.006600%

Mark J. Riley	0.013167%

Michael Ross	0.658800%

Jack E. Rosser	0.329400%

Robert L. Stillwell	1.317567%

Aleksander A. Szewczyk	0.333333%

Danny Tillett	0.329400%

Jon N. Whisler	0.034267%

Eugene Frenkel	0.658800%

TOTAL:	73.272000%

(3)       Shares allocated to Boone Pickens pursuant to Madeleine Pickens Over-Allotment Closing Adjustment.  See Section 1(c) of Amendment.

D-2